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                                                                EXHIBIT 10.18(F)

                              FOURTH AMENDMENT TO
             THE PIMCO ADVISORS 401(k) SAVINGS AND INVESTMENT PLAN
             -----------------------------------------------------

        WHEREAS, PIMCO Advisors L.P. sponsors the PIMCO Advisors 401(k) Savings and Investment Plan (the Plan); and

        WHEREAS, Article 9 of the Plan provides the Board of Directors of PIMCO Advisors L.P. with the authority to amend the Plan at any time; and

        WHEREAS, the Board is desirous of amending the Plan to provide for the participation of self employed individuals in the Plan;

        NOW THEREFORE, the Plan is amended in the following respects, to wit:

1. Section 1.09 of the Plan shall be amended by the addition of the following sentence at the end thereof:

        "Compensation for any Self Employed Individual shall be equal to his Earned Income."

2. Article I of the Plan shall be amended by the addition of a new Section 1.42 to read as follows:

    "1.42 Earned Income means with respect to a Self Employed Individual the net earnings from self employment in the trade or business with respect to which the Plan is established, for which personal services are a material income producing factor."

3.  Article I of the Plan shall be further amended by the addition of a new
    Section 1.43 to read as follows:

    "1.43 Self Employed Individual means an individual (i) who has Earned Income for the taxable year from the trade or business for which the Plan is established or who would have had Earned Income but for the fact that the trade or business had no net profits for
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    the taxable year and (ii) who owns in the aggregate at least 50,000 units of
    Class A and/or Class B limited partner interest in Pimco Advisors L.P. A
    Self Employed Individual shall be treated as an Employee."

4. Section 4.02(e) shall be amended by the addition of a new paragraph (ix) which shall read as follows:

        "(ix) Matching Contributions made on behalf of Self Employed Individuals shall be treated as Elective Deferral Contributions for all purposes under the Plan."